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                                                                    Exhibit 23.1





                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sturm, Ruger & Company, Inc. of our report dated February 23, 1996, included in the 1995 Annual Report to Stockholders of Sturm, Ruger & Company, Inc.

Our audits also included the consolidated financial statement schedules of Sturm, Ruger & Company, Inc. and Subsidiaries listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                ERNST & YOUNG LLP


Stamford, Connecticut
February 23, 1996






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